UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2016 (November 1, 2016)

ARCONIC INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on a Current Report on Form 8-K filed on November 4, 2016 with the U.S. Securities and Exchange Commission, Arconic Inc. (the “Company” or “Arconic”), formerly known as Alcoa Inc., completed the previously-announced separation of its business into two independent, publicly traded companies (the “Separation”) – Arconic and Alcoa Corporation (formerly known as Alcoa Upstream Corporation) – on November 1, 2016. Following the Separation, the Company retained the Global Rolled Products (other than the rolling mill at the Warrick, Indiana, operations and the 25.1% ownership stake in the Ma’aden Rolling Company), Engineered Products and Solutions and Transportation and Construction Solutions segments. Following the Separation, Alcoa Corporation holds the Alumina and Primary Metals segments, the rolling mill at the Warrick, Indiana, operations and the 25.1% stake in the Ma’aden Rolling Company in Saudi Arabia, previously held by the Company.

The Separation was effected by means of a pro rata distribution (the “Distribution”) by the Company of 80.1% of the outstanding shares of Alcoa Corporation common stock to the Company’s shareholders. The Company’s shareholders of record as of the close of business on October 20, 2016 (the “Record Date”) received one share of Alcoa Corporation common stock for every three shares of the Company’s common stock held as of the Record Date. The Company retained 19.9% of the common stock of Alcoa Corporation.

Item 7.01	Regulation FD Disclosure.

The unaudited pro forma condensed consolidated financial statements attached hereto as Exhibit 99.1 are not necessarily indicative of what Arconic’s results of operations or financial condition would have been had the Separation been completed on the dates assumed. In addition, they are not necessarily indicative of Arconic’s future results of operations or financial condition. As part of the global investor webcast on October 27, 2016, presentation materials relating to which were furnished in a Current Report on Form 8-K filed on October 27, 2016, Arconic’s management provided certain financial guidance, including that estimated corporate spend is expected to be approximately $300 million per year, excluding approximately $20 million per year of depreciation. The Company estimates that its future effective tax rate will be approximately 35%.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. Accordingly, the information in Item 7.01 herein will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation

Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding future expenses and tax rates. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) the impact of the separation on the businesses of the Company; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the markets served by Arconic; (d) the impact of changes in foreign currency exchange rates on costs and results; (e) changes in tax rates or benefits; (f) changes in discount rates or investment returns on pension assets; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; and (h) the other risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2015, and other reports filed with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed statements of consolidated operations of Arconic for the six months ended June 30, 2016, and for each of the three years in the period ended December 31, 2015, and the unaudited pro forma condensed consolidated balance sheet of Arconic as of June 30, 2016 are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits.

99.1	Unaudited pro forma condensed statements of consolidated operations of Arconic for the six months ended June 30, 2016, and for each of the three years in the period ended December 31, 2015, and the unaudited pro forma condensed consolidated balance sheet of Arconic as of June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

By:	/s/ Katherine H. Ramundo
Name: Katherine H. Ramundo
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: November 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed statements of consolidated operations of Arconic for the six months ended June 30, 2016, and for each of the three years in the period ended December 31, 2015, and the unaudited pro forma condensed consolidated balance sheet of Arconic as of June 30, 2016.

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